Exhibit 99.1
CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2011
THIRD-QUARTER FINANCIAL RESULTS
Conference Call Scheduled for Today, May 4, 2011, at 3:45 PM CT (4:45 PM ET)

•	Financial performance rose significantly over prior-year third quarter:
•	Revenues increased 22 percent to $20.2 million

•	Gross profit margin rose to 80 percent, operating expenses declined 3 percent

•	Adjusted EBITDA improved 87 percent to a loss of $(495,000)

•	Net loss improved 63 percent to $(2.4) million, or $(0.15) per share
•	Early Stealth 360° results demonstrate easy set-up; hands-on physician control; and one minute treatment time, with the same proven safety profile as Diamondback 360°

•	Superior COMPLIANCE 360° acute results over balloon angioplasty, show a 360 percent higher procedural success rate and 91 percent less bailout stenting, with a p value < 0.0001
St. Paul, Minn., May 4, 2011 — Cardiovascular Systems, Inc. (CSI) (Nasdaq: CSII), a medical device company developing and commercializing innovative interventional treatment systems for vascular disease, today reported financial results for its fiscal third quarter ended March 31, 2011.
CSI’s revenues in the third quarter rose to $20.2 million, a 22-percent gain over revenue of $16.5 million in the third quarter of last fiscal year. Adjusted EBITDA, calculated as loss from operations, less depreciation and amortization and stock-based compensation expense, was a loss of $(495,000), a $3.4 million improvement driven by stronger revenue and gross margins, and reduced operating expenses.
Net loss was $(2.4) million for the quarter, a 63-percent improvement over a $(6.5) million net loss in the third quarter of last year. Net loss per common share was $(0.15) in the fiscal 2011 third quarter, compared to $(0.44) per common share a year earlier.
David L. Martin, CSI president and chief executive officer, commented, “In the third quarter, we stayed on course with strong revenue growth and a marked improvement in profitability as productivity gains and cost efficiencies held SG&A expenses flat with last year’s third quarter. Revenue from customer reorders remained high and usage rates in our targeted accounts rose substantially — both clear indications that physicians are seeing the advantages of our therapy in treating peripheral arterial disease (PAD) and adopting it in their practices. The combination of our orbital PAD systems’ ease-of-use and an expanding body of scientifically sound clinical data supporting their safety and effectiveness, is leading to revenue growth.
“During the quarter, we also announced two exciting developments related to products and our robust clinical trial program. We received FDA marketing clearance for our Stealth 360°™ Orbital PAD System and began a limited market release, which is generating impressive physician feedback on the product’s ease of use and effectiveness. At the recent American College of Cardiology meeting, data from our

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Cardiovascular Systems, Inc.
May 4, 2011

COMPLIANCE 360°clinical trial showed strong, superior acute patient outcomes and excellent safety in above-the-knee procedures using our orbital PAD system compared to high-pressure balloon angioplasty treatment.”
Revenue from customer reorders rose to 94 percent of total revenue for the fiscal 2011 third quarter, up from 93 percent in last year’s third quarter. Gross profit margin rose to 80 percent from 77 percent in the same period last year, primarily due to continued product cost reductions and manufacturing efficiencies. Lower product development expenses, including reduced stock compensation from stock award forfeitures and estimated refundable state R&D tax credits, contributed to a 3-percent decrease in operating expenses compared to the year-ago period.
In the first nine months of fiscal 2011, revenues increased to $57.1 million, up 22 percent from the same period a year ago. The gross profit margin improved to 79 percent from 77 percent, while operating expenses declined 3 percent. Adjusted EBITDA loss improved by 82 percent to $(2.2) million, while the net loss improved 56 percent to $(8.6) million, or $(0.55) per common share, compared to a net loss of $(19.5) million, or $(1.33) last year.
Operating Highlights
510(k) Marketing Clearance for Stealth 360° Received; Limited Release in Progress
In March, CSI received FDA 510(k) marketing clearance for the Stealth 360° Orbital PAD System and initiated a limited market release. The Stealth 360° offers a simpler design with power and speed controls on the handle that gives physicians hands-on control device operation. Stealth is as easy to set up as a balloon or stent and utilizes CSI’s proven orbital mechanism of action that protects healthy tissue while removing even the most difficult to treat plaque throughout the entire leg.
Martin noted: “Initial physician users have been impressed by the Stealth 360°’s enhanced control and ease of use, simple set-up and smooth performance in safely treating the entire leg. In these accounts, we are seeing significant increases in device usage, including additional physicians who are new to our products. These encouraging early results support our belief that the Stealth 360°, combined with our growing wealth of clinical evidence, will be a game-changer in the future treatment of PAD.”
CSI is introducing the Stealth 360° through a limited market release to generate valuable feedback from physicians and establish best practices for device operation. This limited release is expected to continue through the first quarter of fiscal 2012, ending September 30, 2011, after which CSI plans to begin a broader commercial launch.
Compliance 360° Study Demonstrates Efficacy, Safety in Above-the-Knee Procedures
Acute data from the prospective, randomized COMPLIANCE 360° clinical trial was presented at the American College of Cardiology meeting in early April. The study directly compared the Diamondback 360® Orbital PAD System versus balloon angioplasty in treating above-the-knee PAD.
COMPLIANCE 360° acute results showed that the Diamondback 360° can achieve far superior acute results in treating calcium-containing plaque by improving lesion compliance through differential sanding, without the need for stent placement. Data showed the Diamondback 360° achieved better luminal gain and improved lesion compliance, with a 360-percent higher procedural success rate than high-pressure balloon angioplasty and 91 percent less bailout stenting. The Diamondback’s unique differential sanding safely removes calcified plaque, reducing the need for high-pressure balloon angioplasty and stenting.

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Cardiovascular Systems, Inc.
May 4, 2011

Martin said, “The acute results of this study provide a clear indication of the superior safety and effectiveness of treatments using our Diamondback 360° systems compared to high-pressure balloon angioplasty. We are definitely raising the standard of care for PAD patients.”
The COMPLIANCE 360° study enrolled 50 patients at nine U.S. sites. Patients will have clinical follow up at one, six and 12 months. Longer-term results will be reported as they become available.
Fiscal 2011 Fourth-Quarter Outlook
Management anticipates that the transition to the Stealth 360° product line, which began a limited market release in March 2011, will limit the rate of revenue growth until a broader commercial launch begins. While revenue growth is anticipated, at this point CSI does not expect to achieve the level of revenue necessary to reach profitability in the fourth quarter of fiscal 2011.
For the fiscal 2011 fourth quarter ending June 30, 2011, CSI anticipates:
•	Revenue in the range of $21.0 million to $22.0 million, or growth of 17 percent to 22 percent over the fourth quarter of fiscal 2010;

•	Gross profit as a percentage of revenue at approximately the same level as the fiscal 2011 third quarter;

•	Total operating expenses similar to the fiscal 2011 third quarter;

•	Interest and other expense of about $(350,000), excluding the potential effect of conversions or valuation changes of convertible debt;

•	Net loss in the range of $(0.8) million to $(1.4) million, or loss per common share ranging from $(0.05) to $(0.09), assuming 16.2 million average shares outstanding; and

•	Adjusted EBITDA earnings between $1.0 million and $0.4 million.
Conference Call Today at 3:45 p.m. CT (4:45 p.m. ET)
Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal third-quarter results today, May 4, 2011, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (888) 713-4218 and enter access number 61587023. Please dial in at least 10 minutes prior to the call and wait for operator assistance, or dial “0” for operator assistance. To listen to the live webcast, go to the investor information section of the company’s website, www.csi360.com, and click on the webcast icon. A webcast replay will be available beginning at 7 p.m. CT the same day.
For an audio replay of the conference call, dial (888) 286-8010 and enter access number 71171713. The audio replay will be available beginning at 8 p.m. CT on Wednesday, May 4, 2011, through 6 p.m. CT on Friday, May 6, 2011.
Use of Non-GAAP Financial Measures
To supplement CSI’s consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP.

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Cardiovascular Systems, Inc.
May 4, 2011

About Peripheral Arterial Disease
As many as 12 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.
Millions of patients with PAD may benefit from treatment with the Stealth 360° and Diamondback 360°, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to a guide wire, which sands away plaque while preserving healthy vessel tissue, or medial integrity — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.
About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Stealth 360°™, Diamondback 360® and Diamondback Predator 360® Orbital PAD Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback 360° in August 2007 and for the Stealth 360° in March 2011. To date, more than 46,000 PAD procedures have been performed using the Diamondback 360° in leading institutions across the United States.
CSI has also commenced its ORBIT II Investigational Device Exemption clinical trial to evaluate the safety and effectiveness of its Diamondback 360° System in treating coronary arteries. The coronary system is under clinical investigation and is currently not commercially available in the United States.
For more information, visit the company’s website at www.csi360.com.
Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s future profitability; (ii) anticipated sustainable revenue growth; (iii) the expected benefits of the Stealth 360°, including as a game-changer in the future treatment of peripheral arterial disease; (iv) the expected full commercial launch of the Stealth 360°; (v) CSI’s clinical trials; and (vi) anticipated revenue, gross profit, operating expenses, interest and other expense, net loss and adjusted EBITDA in future periods, are forward-looking statements. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; dependence on market growth; the reluctance of physicians to accept new products; the effectiveness of the Stealth 360°; actual clinical trial results; the impact of competitive products and pricing; the difficulty to successfully manage operating costs; fluctuations in quarterly results; FDA clearances and approvals; approval of products for reimbursement and the level of reimbursement; general economic conditions and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other

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Cardiovascular Systems, Inc.
May 4, 2011

circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.
Product Disclosure
The Stealth 360°™ Orbital PAD System. Diamondback 360® Orbital PAD System and Diamondback Predator 360® Orbital PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

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Cardiovascular Systems, Inc.
May 4, 2011

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, except per share and share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Revenues	$20,152	$16,519	$57,073	$46,814
Cost of goods sold	3,949	3,847	12,063	10,850

Gross profit	16,203	12,672	45,010	35,964

Selling, general and administrative	16,415	16,382	46,597	47,150
Research and development	1,780	2,459	6,316	7,421

Total expenses	18,195	18,841	52,913	54,571

Loss from operations	(1,992)	(6,169)	(7,903)	(18,607)

Interest and other income (expense)	(392)	(349)	(739)	(896)

Net loss	$(2,384)	$(6,518)	$(8,642)	$(19,503)

Net loss per common share:
Basic and diluted	$(0.15)	$(0.44)	$(0.55)	$(1.33)

Weighted average common shares used in computation:
Basic and diluted	16,146,667	14,878,859	15,778,287	14,681,014

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Cardiovascular Systems, Inc.
May 4, 2011

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	March 31,	June 30,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$18,618	$23,717
Accounts receivable, net	13,342	9,394
Inventories	4,865	4,319
Prepaid expenses and other current assets	727	1,048

Total current assets	37,552	38,478

Property and equipment, net	2,220	1,964
Patents, net	2,192	1,712
Other assets	1,762	568

Total assets	$43,726	$42,722

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current maturities of long-term debt	$3,723	$2,302
Accounts payable	4,488	3,353
Deferred grant incentive	717	1,181
Accrued expenses	6,519	6,569

Total current liabilities	15,447	13,405

Long-term liabilities
Long-term debt, net of current maturities	9,598	8,985
Deferred grant incentive	1,741	2,208
Other liabilities	112	409

Total long-term liabilities	11,451	11,602

Total liabilities	26,898	25,007

Commitments and contingencies
Total stockholders’ equity	16,828	17,715

Total liabilities and stockholders’ equity	$43,726	$42,722

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Cardiovascular Systems, Inc.
May 4, 2011

Non-GAAP Financial Measures
To supplement CSI’s consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as “Adjusted EBITDA” in this release.
Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table below. In addition, an explanation of the manner in which CSI’s management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management’s decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table below.
Cardiovascular Systems, Inc.
Supplemental Sales Information
(Dollars in Thousands)
(unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
	2011	2010	2011	2010
Device revenue	$17,639	$14,486	$50,099	$41,466
Other product revenue	2,513	2,033	6,974	5,348
Total revenue	$20,152	$16,519	$57,073	$46,814

Device units sold	5,816	4,870	16,662	13,860

New customers	57	52	181	155

Reorder revenue %	94%	93%	93%	92%
Cardiovascular Systems, Inc.
Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Actual				Projected Range
	Three Months Ended		Nine Months Ended		Three Months Ending
	March 31,		March 31,		June 30, 2011
	2011	2010	2011	2010	High	Low

Loss from operations	$(1,992)	$(6,169)	$(7,903)	$(18,607)	$(500)	$(1,100)
Add: Stock-based compensation	1,316	2,122	5,221	6,460	1,300	1,300
Add: Depreciation and amortization	181	156	518	435	200	200

Adjusted EBITDA	$(495)	$(3,891)	$(2,164)	$(11,712)	$1,000	$400

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Cardiovascular Systems, Inc.
May 4, 2011

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI’s management uses Adjusted EBITDA to analyze the underlying trends in CSI’s business, assess the performance of CSI’s core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI’s performance period over period and in relation to its competitors’ operating results. Additionally, CSI’s management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.
CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI’s management for its financial and operational decision-making and allows investors to see CSI’s results “through the eyes” of management. CSI also believes that providing this information better enables CSI’s investors to understand CSI’s operating performance and evaluate the methodology used by CSI’s management to evaluate and measure such performance.
The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:
— Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI’s management also believes that excluding this item from CSI’s non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI’s operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI’s financial statements.
— Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI’s management to assess the core profitability of CSI’s business operations. CSI’s management also believes that excluding these items from CSI’s non-GAAP results is useful to investors to understand CSI’s operational performance, liquidity and its ability to make additional investments in the company.
Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP. Some of the limitations associated with CSI’s use of these non-GAAP financial measures are:
— Items such as stock-based compensation do not directly affect CSI’s cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI’s “Adjusted EBITDA” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

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Cardiovascular Systems, Inc.
May 4, 2011

— Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.
— CSI’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses.
CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc.	Padilla Speer Beardsley Inc.
Investor Relations	Marian Briggs
(651) 259-2800	(612) 455-1742
investorrelations@csi360.com	mbriggs@psbpr.com

Nancy A. Johnson
(612) 455-1745
njohnson@psbpr.com
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